EXECUTION COPY

                                                                   Exhibit 10.17







                               TERM LOAN AGREEMENT


                                     between


                        AUDITS & SURVEYS WORLDWIDE, INC.


                                       and


                                  CHEMICAL BANK



                            Dated as of June 5, 1996








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                                TABLE OF CONTENTS
                                -----------------

Section                                                                     Page
- -------                                                                     ----

SECTION 1. DEFINITIONS.......................................................1
           1.1 Defined Terms.................................................1
           1.2 Other Definitional Provisions.................................8


SECTION 2. AMOUNT AND TERMS OF TERM LOAN.....................................8
           2.1 Term Loan Commitment..........................................8
           2.2 Term Note.....................................................8
           2.3 Procedure for Term Loan Borrowing.............................9
           2.4 Optional and Mandatory Prepayments of the Term
                     Loan....................................................9
           2.5 Use of Proceeds..............................................10
           2.6 Structuring Fee..............................................10
           2.7 Computation of Interest......................................10
           2.8 Payments.....................................................10
           2.9 Conversion Options...........................................11
           2.10 Requirements of Law.........................................11
           2.11 Capital Adequacy............................................12
           2.12 Inability to Determine Rate.................................12
           2.13 Illegality..................................................13
           2.14 Indemnity...................................................13


SECTION 3. REPRESENTATIONS AND WARRANTIES...................................13
           3.1 Financial Condition..........................................13
           3.2 No Change....................................................14
           3.3 Corporate Existence; Compliance with Law.....................14
           3.4 Corporate Power; Authorization; Enforceable..................14
           3.5 No Legal Bar.................................................15
           3.6 No Material Litigation.......................................15
           3.7 No Default...................................................15
           3.8 Ownership of Property; Liens.................................16
           3.9 No Burdensome Restrictions...................................16
           3.10 Taxes.......................................................16
           3.11 Federal Regulations.........................................16
           3.12 ERISA.......................................................16
           3.13 Investment Company Act......................................17
           3.14 Subsidiaries................................................17
           3.15 Security Agreement..........................................17
           3.16 Disclosure..................................................17
           3.17 Environmental Matters.......................................18


SECTION 4. CONDITIONS PRECEDENT.............................................18
           4.1 Conditions to the Term Loan..................................18


SECTION 5. AFFIRMATIVE COVENANTS............................................20
           5.1 Financial Statements.........................................20


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

                                Table Of Contents
                                -----------------
                                    Continued

           5.2 Certificates; Other Information..............................21
           5.3 Payment of Obligations.......................................21
           5.4 Conduct of Business and Maintenance of
                     Existence..............................................22
           5.5 Maintenance of Property Insurance............................22
           5.6 Inspection of Property; Books and
               Records; Discussions.........................................22
           5.7 Notices......................................................23
           5.8 Hazardous Material...........................................23


SECTION 6. NEGATIVE COVENANTS...............................................24
           6.1 Financial Condition Covenants................................24
           6.2 Limitation on Indebtedness...................................24
           6.3 Limitation on Liens..........................................25
           6.4 Limitation on Contingent Obligations.........................26


                                       ii

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                                Table Of Contents
                                -----------------
                                    Continued

           6.5 Limitations of Fundamental Changes...........................26
           6.6 Limitation on Sale of Assets.................................27
           6.7 Limitation on Dividends......................................27
           6.8 Limitation on Investments, Loans and.........................28
           6.9 Transactions with Affiliates.................................28
           6.10 Fiscal Year.................................................28
           6.11 Environmental Use...........................................28


SECTION 7. EVENTS OF DEFAULT................................................28


SECTION 8. MISCELLANEOUS....................................................31
           8.1 Amendments and Waivers.......................................31
           8.2 Notices......................................................32
           8.3 No Waiver; Cumulative Remedies...............................32
           8.4 Survival of Representations and Warranties...................32
           8.5 Payment of Expenses and Taxes................................32
           8.6 Successors and Assigns.......................................33
           8.7 Set-off......................................................33




           Exhibit A                     Term Note
           Exhibit B                     Borrowing Certificate
           Exhibit C                     Opinion of Company's Counsel

Schedules

           Schedule 3.14                 Subsidiaries and Affiliates
           Schedule 3.17                 Environmental Matters
           Schedule 6.2                  Existing Indebtedness and Liens
           Schedule 6.4                  Existing Contingent Obligations

           TERM LOAN AGREEMENT, dated as of June 5, 1996, between AUDITS & SURVEYS WORLDWIDE, INC., a Delaware corporation having its principal place of business at 650 Avenue of the Americas, New York, New York, 10011 (the "COMPANY") and CHEMICAL BANK, a New York banking corporation (the "BANK").

           The parties hereto hereby agree as follows:


           SECTION 1. DEFINITIONS

                      1.1  DEFINED  TERMS.  As  used  in  this  Agreement,   the
following terms have the following meanings:

                      "ADJUSTED LIBO RATE": with respect to any LIBOR Loan for any Interest Period, an interest rate per annum equal to the product of (a) the LIBO Rate in effect for such Interest Period and (b) Statutory Reserves.

                      "AFFILIATE": any Person (other than a Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with, the Company. For purposes of this definition, a Person shall be deemed to be "controlled by" the Company if the Company possesses, directly or indirectly, power either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors of such Person or (b) direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

                      "AGREEMENT": this Term Loan Agreement, together with all schedules and exhibits hereto, as amended, supplemented or modified from time to time.

                      "APPROVED SUBORDINATED DEBT": Indebtedness of the Company or any of its Subsidiaries which is subordinated to the Indebtedness of the Company to the Bank on terms that are satisfactory to the Bank in its sole discretion.

                      "BORROWING CERTIFICATE": the Borrowing Certificate, dated as of the Closing Date, executed and delivered by the Company, substantially in the form of Exhibit B hereto.

                      "BUSINESS DAY": any day other than a Saturday, Sunday or other day on which the Bank is authorized or required by law or regulation to close, and, with respect to the making, continuing, prepaying or repaying of any LIBOR Loan, a day on which dealings in dollars are carried on in the interbank eurodollar market in which the Lending Office customarily deals.

                      "CASH EQUIVALENTS": (a) securities issued or directly and fully guaranteed or insured by the United States Government or any agency or instrumentality thereof having maturities of not more than one year from the date of acquisition thereof, (b) time deposits and certificates of deposit of Chemical Bank or any other domestic commercial bank having capital and surplus in excess of $500,000,000 having maturities of not more than one year from the date of acquisition thereof and (c) money market mutual funds having assets in excess of $2,000,000,000.

                      "CLOSING DATE": the date on which the Bank makes the Term Loan.

                      "CODE": the Internal Revenue Code of 1986, as amended from time to time.

                      "COMMONLY CONTROLLED ENTITY": an entity, whether or not incorporated, which is under common control with the Company within the meaning of Section 4001 of ERISA.

                      "CONSOLIDATED CURRENT ASSETS": at a particular date, all amounts which would, in conformity with GAAP, be included under current assets on a consolidated balance sheet of the Company and its Subsidiaries as at such date.

                      "CONSOLIDATED CURRENT LIABILITIES": at a particular date, all amounts which would, in conformity with GAAP, be included under current liabilities on a consolidated balance sheet of the Company and its Subsidiaries as at such date, including without limitation tax and other proper accruals.

                      "CONSOLIDATED NET INCOME (OR LOSS)": at a particular date for a particular period, the net revenues and other proper income of the Company and its Subsidiaries (excluding any extraordinary gains or losses and gains and losses from the sale or disposition of assets other than in the ordinary course of business) less the aggregate of all items treated as expenses under GAAP and less Federal, state and local income taxes, in each case calculated in accordance with generally accepted accounting principals applied on a consistent basis.

                      "CONSOLIDATED TANGIBLE NET WORTH": at a particular date the excess of (a) the net book value of the assets of the Company (other than patents, patent rights, trademarks, trade names, franchises, copyrights, licenses, permits, goodwill and other intangible assets classified as such in accordance with GAAP) after all appropriate deductions in accordance with GAAP (including without limitation reserves for doubtful receivables, obsolescence, depreciation and amortization) over (b) the consolidated liabilities (including tax and other proper accruals) of the Company, in each case computed and consolidated in accordance with GAAP.

                      "CONTINGENT OBLIGATION": as to any Person, the undrawn face amount of all letters of credit issued for the account of such Person and any obligation of such Person guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "PRIMARY OBLIGATIONS") of any other Person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (d) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; PROVIDED, HOWEVER, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the Company in good faith.

                      "CONTRACTUAL OBLIGATION": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or undertaking to which such Person is a party or by which it or any of its property is bound.

                      "CURRENT RATIO": at a particular date, the ratio of Consolidated Current Assets to Consolidated Current Liabilities.

                      "DEFAULT": any of the events specified in Section 7, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

                      "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

                      "EXISTING TERM LOAN AGREEMENT": the Term Loan Agreement, dated as of November 30, 1993, between the Company and the Bank.

                      "EVENT OF DEFAULT": any of the events specified in Section 7, provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, event or act has been satisfied.

                      "FINANCING LEASE": (a) any lease of property, real or personal, of which the then present value of the minimum rental commitment thereunder should, in accordance with GAAP, be capitalized on a balance sheet of the lessee, and (b) any other such lease the obligations under which are capitalized on a consolidated balance sheet of the Company and its Subsidiaries.

                      "GAAP": generally accepted accounting principles in the United States of America in effect from time to time.

                      "GOVERNMENTAL  AUTHORITY":  any nation or government,  any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                      "INDEBTEDNESS": of a Person, at a particular date, the sum (without duplication) at such date of (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services, (b) all obligations of such Person under Financing Leases and (c) all obligations of such Person in respect of acceptances, or similar obligations issued or created for the account of such Person, provided that Indebtedness shall not include indebtedness in respect of trade debt incurred in the ordinary course of business.

                      "INTEREST PAYMENT DATE": (a) as to any LIBOR Loan, the last day of the Interest Period relating to such Loan and (b) as to any Prime Rate Loan, the last day of each quarter.

                      "INTEREST PERIOD" shall mean, with respect to any LIBOR Loan,

                                 (a) initially, the period commencing on, as the
                      case may be, the date of borrowing or conversion with respect to such LIBOR Loan and ending one, two or three months thereafter, as selected by the Company in its notice of borrowing as provided in subsection 2.3 or its notice of conversion as provided in subsection 2.9, as the case may be; and

                                 (b) thereafter,  each period  commencing on the
                      last day of the immediately preceding Interest Period applicable to such LIBOR Loan and ending one, two or three months thereafter, as selected by the Company by irrevocable notice to the Bank not less than three Business Days prior to the last day of the then current Interest Period with respect to such LIBOR Loan;

           PROVIDED THAT, all of the foregoing provisions relating to Interest Periods are subject to the following:

                                 (A) if any Interest  Period would otherwise end
                      on a day which is not a Business Day, that Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

                                 (B) any Interest Period that begins on the last
                      Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month in which the end of such Interest Period falls) shall end on the last Business Day of a calendar month;

                                 (C) the Company shall select  Interest  Periods
                      for LIBOR Loans such that it may make principal installment payments without prepaying any LIBOR Loan on a day which is not the last day of an Interest Period; and

                                 (D) any  Interest  Period that would  otherwise
                      extend beyond the last principal installment payment date shall end on the last principal installment payment date.

                      "LENDING OFFICE": the Bank's office at 1375 Broadway, New York, New York 10018 or such other office as the Bank may from time to time specify.

                      "LIBO RATE": with respect to any LIBOR Loan for any Interest Period, the rate (rounded upwards, if necessary, to the next 1/16 of 1%) at which dollar deposits approximately equal in principal amount to such Loan and for the maturity equal to the applicable Interest Period are offered to the Bank's Lending Office at 10:00 A.M. New York City time two Business Days prior to the first day of such Interest Period in the interbank eurodollar market in which such Lending Office customarily deals for delivery on the first day of such Interest Period.

                      "LIBOR LOAN": any portion of the Term Loan at such time as it is made or maintained at a rate of interest based upon the Adjusted LIBO Rate.

                      "LIEN": any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any

           Financing Lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction in respect of any of the foregoing other than with respect to any lease that is not a Financing Lease).

                      "LOAN  DOCUMENTS":   the  collective   reference  to  this
           Agreement, the Term Note and the Security Agreement.

                      "MULTIEMPLOYER PLAN": a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

                      "PBGC":   the   Pension   Benefit   Guaranty   Corporation
           established pursuant to Subtitle A of Title IV of ERISA.

                      "PERSON":   an   individual,   partnership,   corporation,
           business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

                      "PLAN": at a particular date, any employee benefit plan which is covered by ERISA and in respect of which the Company or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) in the case of any such employee benefit plan which is a Multiemployer Plan, an "employer" as defined in Section 3(5) of ERISA, and in the case of any other such employee benefit plan, a "contributing sponsor" as defined in Section 4001(a)(13) of ERISA.

                      "PRIME RATE": a fluctuating interest rate per annum equal to the rate announced by the Bank from time to time at its main office in New York City, as its prime rate.

                      "PRIME RATE LOAN": any portion of the Term Loan at such time as it is made or maintained at a rate of interest based upon the Prime Rate.

                      "REAL PROPERTY": any real estate now or hereafter owned or leased by the Company.

                      "REPORTABLE EVENT": any of the events set forth in Section 4043(c) of ERISA or the regulations thereunder, other than those events for which the thirty day notice period is waived under PBGC regulations.

                      "REQUIREMENT OF LAW": as to any Person, the Certificate of Incorporation and ByLaws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

                      "RESPONSIBLE OFFICER": the chief executive officer and the president of the Company or, with respect to financial matters, the chief financial officer of the Company.

                      "SECURITY AGREEMENT": the Security Agreement dated as of March 23, 1995 between the Company and the Bank, as the same may be amended, modified or supplemented from time to time.

                      "SINGLE EMPLOYER PLAN": any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

                      "STATUTORY RESERVES": a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages, expressed as a decimal (including, without limitation, any marginal, special, emergency or supplemental reserves) from time to time in effect under Regulation D or as otherwise established by the Board of Governors of the Federal Reserve System and any other banking authority to which the Bank is subject, for Eurocurrency Liabilities (as defined in Regulation D). LIBOR Loans shall be deemed to constitute Eurocurrency Liabilities and as such shall be deemed to be subject to such reserve requirements without benefit of or credit for proration, exceptions or offsets which may be available from time to time to the Bank under Regulation D. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

                      "SUBSIDIARY": as to any Person, a corporation of which shares of stock having ordinary voting power (other than stock having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Company.

                      "TERM LOAN": as defined in subsection 2.1.

                      "TERM LOAN COMMITMENT": as defined in subsection 2.1.

                      "TERM NOTE": as defined in subsection 2.2.

                      "TRIANGLE CORPORATION ASSETS": assets belonging to The Triangle Corporation prior to the merger of Audits & Surveys, Inc. into The Triangle Corporation.

           1.2 OTHER DEFINITIONAL PROVISIONS. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in any Loan Document or any certificate or other document made or delivered pursuant hereto.

           (b) As used herein and in any other Loan Document, and any certificate or other document made or delivered pursuant hereto, accounting terms relating to the Company and its Subsidiaries not defined in subsection 1.1 and accounting terms partly defined in subsection 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

           (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section, subsection, schedule and exhibit references are to this Agreement unless otherwise specified.

           (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

           SECTION 2. AMOUNT AND TERMS OF TERM LOAN.

           2.1 TERM LOAN COMMITMENT. Subject to the terms and conditions hereof, the Bank agrees to make a term loan (the "TERM LOAN") to the Company in an amount not to exceed $2,610,000 (the "TERM LOAN COMMITMENT").

           2.2 TERM NOTE. The Term Loan shall be evidenced by a promissory note of the Company, substantially in the form of Exhibit A (as from time to time amended, extended or otherwise modified, the "TERM NOTE"), with appropriate insertions therein, payable to the order of the Bank and representing the obligation of the Company to pay the outstanding principal amount of the Term Loan. The Bank is hereby authorized to record the date and amount of each payment or prepayment of principal of the Term Loan on the schedule annexed to and constituting a part of the Term Note, and any such recordation shall constitute PRIMA FACIE evidence of the accuracy of the information so recorded; in lieu of so endorsing such schedules, the Bank may record such information in its books and records, such books and records thereby constituting PRIMA FACIE evidence of the accuracy of the information so recorded. The Term Note (a) shall be dated the Closing Date, (b) shall be stated to mature in twenty consecutive quarterly installments of principal, each in the amount of $130,500, payable on the last day of each March, June, September and December, commencing on June 30, 1996, and (c) shall bear interest for the period from the date thereof until maturity on the unpaid principal amount thereof from time to time outstanding at the Prime Rate plus 1/2 of 1% or the Adjusted LIBO Rate plus

3%; provided that any principal amount of, and to the extent permitted by law, interest on, the Term Note that is not paid when due (whether at stated maturity, by acceleration or otherwise) shall bear interest payable on demand for each day at a fluctuating rate per annum equal to 2% above the rate which would otherwise be applicable thereto until paid in full (as well after as before judgment). Interest on the Term Note shall be payable on each Interest Payment Date, and after the occurrence of any Event of Default, shall be payable on demand.

           2.3 PROCEDURE FOR TERM LOAN BORROWING. The Company shall give the Bank irrevocable written notice (which, if all or any portion of the Term Loan is to be one or more LIBOR Loans, must be received by the Bank prior to 10:00 A.M., New York City time, three Business Days prior to the requested borrowing date) specifying (a) the date on which the Term Loan is to be made, (b) the amount of the Term Loan, which shall not exceed the Term Loan Commitment and (c) if all or any portion of the Term Loan is to be one or more LIBOR Loans, the amount of each such LIBOR Loan, which shall be at least $500,000, and the Interest Period for each such LIBOR Loan. The proceeds of the Term Loan will be made available to the Company by the Bank on the Closing Date at the office of the Bank specified in subsection 8.2 by crediting the account of the Company on the books of such office of the Bank.

           2.4 OPTIONAL AND MANDATORY PREPAYMENTS OF THE TERM LOAN. (a) The Company may, at any time and from time to time, at the Company's option, prepay the Term Loan without premium or penalty, except as otherwise provided in this subsection or in subsection 2.14, in whole or in part, upon at least five Business Days' irrevocable written notice to the Bank, specifying the date and amount of such optional prepayment. If such notice is given by the Company, the Company shall make such prepayment, and the payment amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to such date on the amount prepaid. The Company may prepay a LIBOR Loan without penalty only on the last day of an Interest Period. Any prepayment a LIBOR Loan on a day other than the last day of an Interest Period shall be subject to the provisions of subsection 2.14. Optional partial prepayments of the Term Loan pursuant to this subsection 2.4(a) shall be applied to the installments of principal in the inverse order of maturity. Each optional partial prepayment of a Prime Rate Loan pursuant to this subsection 2.4(a) shall be in an aggregate principal amount of $125,000, or an integral multiple thereof. Each optional partial prepayment of a LIBOR Loan pursuant to this subsection 2.4(a) shall be in an amount such that the amount of all LIBOR Loans outstanding having Interest Periods ending on the same day shall be at least $500,000. Amounts prepaid pursuant to this subsection 2.4(a) may not be reborrowed.

           (b) In the event the Company shall at any time after the Closing Date sell any Triangle Corporation Assets, the

Company shall, within ten days of the receipt of the proceeds of such sale, prepay the Term Loan in an amount equal to 50% of such proceeds (net of broker's commissions and legal fees). Prepayments pursuant to this subsection 2.4(b) shall be applied to installments of principal in the direct order of maturity. Amounts prepaid pursuant to this subsection 2.4(b) may not be reborrowed.

           2.5 USE OF PROCEEDS. The proceeds of the Term Loan shall be applied to repay all of the outstanding principal of and accrued interest on the term loan outstanding under the Existing Term Loan Agreement and to reduce the Company's outstandings under the Company's line of credit with the Bank. The Company expressly acknowledges and agrees that the Term Loan to be made hereunder represents a continuation, refinancing and extension of the outstanding indebtedness of the Company to the Bank under the Existing Credit Agreement and other credit facilities with the Bank.

           2.6 STRUCTURING FEE. The Company agrees to pay to the Bank on the Closing Date a structuring fee in the amount of $12,500. The Bank acknowledges that it has received a non-refundable commitment fee of $4,000 which it shall apply toward the payment of the structuring fee on the Closing Date.

           2.7 COMPUTATION OF INTEREST. Interest in respect of the Term Loan shall be calculated on the basis of a 360 day year for the actual days elapsed. Any change in the interest rate with respect to the Term Loan resulting from a change in the Prime Rate shall become effective as of the opening of business on the day on which such change in the Prime Rate is announced, as provided herein.

           2.8 PAYMENTS. All payments (including prepayments) to be made by the Company on account of principal, interest, premium and fees shall be made without set off, deduction or counterclaim. If any payment hereunder becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

           2.9 CONVERSION OPTIONS. (a) The Company may elect to convert any Prime Rate Loan into a LIBOR Loan hereunder and to convert any LIBOR Loan to a Prime Rate Loan hereunder, by giving the Bank irrevocable notice of such election no later than 10:00 A.M. three Business Days prior to the requested conversion date; PROVIDED, HOWEVER, that a conversion of Prime Rate Loan into a LIBOR Loan shall be in a minimum amount of $500,000 and conversion of a LIBOR Loan into a Prime Rate Loan shall be made only on the last day of the then current Interest Period for such Loan.

           (b) No Prime Rate Loan may be made as or converted to a LIBOR Loan when any Default or Event of Default has occurred and is continuing.

           2.10 REQUIREMENTS OF LAW. In the event that any law, regulation, treaty or directive or any change therein or in the interpretation or application thereof or compliance by the Bank with any request or directive (whether or not having the force of law) from any central bank or other governmental authority, agency or instrumentality:

                      (a) does or shall subject the Bank to any tax of any kind whatsoever with respect to this Agreement or the Term Note, or changes the basis of taxation of payments to the Bank of principal, interest, fees or any other amount payable hereunder;

                      (b) does or shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of the Bank which are not otherwise included in the determination of the LIBOR Rate;

                      (c) does or shall impose on the Bank any other condition;

and the result of any of the foregoing is to increase the cost to the Bank of making, renewing or maintaining advances or extensions of credit to the Company or to reduce any amount receivable from the Company hereunder then, in any such case, the Company shall pay to the Bank, upon demand, any additional amounts necessary to compensate the Bank for such additional cost or reduced amount receivable which the Bank deems to be material as determined by the Bank with respect to this Agreement, the Term Note or the extensions of credit hereunder. If the Bank becomes entitled to claim any additional amounts pursuant to this subsection 2.10, it shall promptly notify the Company of the event by reason of which it has become so entitled. A certificate setting forth calculations as to any additional amounts payable pursuant to the foregoing sentence submitted by the Bank to the Company shall be conclusive in the absence of manifest error.

           2.11 CAPITAL ADEQUACY. If the Bank shall have determined that any law, rule, regulation or guideline adopted pursuant to or arising out of the July 1988 report of the Basle Committee on Banking Regulations and Supervisory Practices entitled "International Convergence of Capital Measurement and Capital Standards" shall after the date hereof become applicable or the adoption after the date hereof of any other law, rule, regulation or guideline regarding capital adequacy, or any change after the date hereof in any of the foregoing or in the interpretation or administration of any of the foregoing by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Bank (or any Lending Office) or the Bank's holding company with any request or directive under any such law, rule, regulation or guideline regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the Bank's capital or on the capital of the Bank's holding company, if any, as a consequence of its obligations hereunder or under the Term Note to a level below that which the Bank or the Bank's holding company could have achieved but for such adoption, change or compliance (taking into consideration the Bank's policies and the policies of such Bank's holding company with respect to capital adequacy) by an amount deemed by the Bank to be material, then from time to time the Company shall pay to the Bank such additional amount or amounts as will compensate the Bank or the Bank's holding company for any such reduction suffered. If the Bank becomes entitled to claim any additional amounts pursuant to this subsection 2.11, it shall promptly notify the Company of the event by reason of which it has become so entitled. A certificate setting forth calculations as to any additional amounts payable pursuant to the foregoing sentence submitted by the Bank to the Company shall be conclusive in the absence of manifest error.

           2.12 INABILITY TO DETERMINE RATE. If the Bank determines that extraordinary circumstances affecting the relevant market make it impracticable to ascertain the LIBOR Rate applicable for any future Interest Period for any LIBOR Loan, the Bank shall promptly notify the Company of such determination and no LIBOR Loans may be made and no Prime Rate Loans may be converted into LIBOR Loans until such notice is withdrawn. If any LIBOR Loan is outstanding on the date of such notice and such notice has not been withdrawn, the Company may on the last day of such Interest Period either convert such LIBOR Loan to a Prime Rate Loan or prepay the outstanding principal balance thereof and accrued interest thereon in full.

           2.13 ILLEGALITY. Notwithstanding any other provisions herein, if any law, regulation, treaty or directive or any change therein or in the interpretation or application thereof, shall make it unlawful for the Bank to make or maintain any LIBOR Loan as contemplated by this Agreement, the Company's right hereunder to borrow at the LIBOR Rate or to convert a Prime Rate Loan into a LIBOR Loan shall forthwith be canceled and if a LIBOR Loan is then outstanding, it shall be converted to a Prime Rate Loan on the last day of the then current Interest Period applicable thereto or within such earlier period as required by law.

           2.14 INDEMNITY. The Company agrees to indemnify the Bank and to hold the Bank harmless from any loss or expense which the Bank may sustain or incur as a consequence of (a) default by the Company in payment of the principal of or interest on any LIBOR Loan, including, but not limited to, any such loss or expense arising from additional interest or fees payable by the Bank to lenders of funds obtained by it in order to maintain a LIBOR Loan hereunder, (b) default by the Company in making a borrowing or conversion with respect to a LIBOR Loan after the Company has given a notice in accordance with subsection 2.3 or 2.9 hereof, (c) default by the Company in making any voluntary prepayment with respect to a LIBOR Loan after the Company has given a notice in accordance with subsection 2.4 hereof, or (d) a prepayment of a LIBOR Loan on a day which is not the last day of an Interest Period with respect thereto or any other reason, including, but not limited to, any such loss or expense arising from interest or fees payable by the Bank to lenders of funds obtained by it in order to make or maintain LIBOR Loans hereunder. If the Bank becomes entitled to claim any amounts pursuant to this subsection 2.14, it shall promptly notify the Company of the event by reason of which it has become so entitled. A certificate setting forth calculations as to such amounts payable pursuant to the foregoing sentence submitted by the Bank to the Company shall be conclusive in the absence of manifest error. This covenant shall survive termination of this Agreement and payment of the Term Note.


SECTION 3. REPRESENTATIONS AND WARRANTIES

           In order to induce the Bank to enter into this Agreement and to make the Term Loan, the Company hereby represents and warrants to the Bank that:

           3.1 FINANCIAL CONDITION. (a) The consolidated and combined balance sheet of the Company, its consolidated Subsidiaries and combined Affiliates as at December 31, 1995 and the related consolidated and combined statements of income, changes in financial position and cash flows for the fiscal year ended on such date, copies of which have heretofore been furnished to the Bank, are complete and correct and present fairly the consolidated and combined financial condition of the Company, its consolidated Subsidiaries and combined Affiliates as at such date, and the consolidated and combined results of their operations and changes in financial position for the fiscal year then ended. All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by the Company's accountants or a Responsible Officer, as the case may be, and as disclosed therein). Neither the Company nor any of its consolidated Subsidiaries or combined Affiliates had, at December 31, 1995, any material Contingent Obligation, contingent liabilities or liability for taxes, long-term lease or unusual forward or long-term commitment, which is not reflected in the foregoing statements or in the notes thereto.

           3.2 NO CHANGE. Since December 31, 1995 there has been no material adverse change in the business, operations, property or financial or other condition of the Company or any of its Subsidiaries or combined Affiliates.

           3.3 CORPORATE EXISTENCE; COMPLIANCE WITH LAW. Each of the Company and its Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (b) has the corporate power and authority and the legal right to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith would not, in the aggregate, be reasonably likely to have a material adverse effect on the business, operations, property or financial or other condition of the Company and its Subsidiaries taken as a whole and would not materially adversely affect the ability of the Company to perform its obligations under the Loan Documents to which it is a party.

           3.4 CORPORATE POWER; AUTHORIZATION; ENFORCEABLE OBLIGATIONS. The Company has the corporate power and authority and the legal right to make, deliver and perform the Loan Documents to which it is a party, to borrow hereunder, and has taken all necessary corporate action to authorize the borrowings on the terms and conditions of this Agreement and the Term Note and to authorize the execution, delivery and performance of the Loan Documents to which it is a party. Other than routine filings with the Securities and Exchange Commission and continuations of filings under the Uniform Commercial Code, no consent or authorization of, filing with or other act by or in respect of any Governmental Authority is required in connection with the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of the Loan Documents to which it is a party. This Agreement has been, and each other Loan Document to which it is a party will be, duly executed and delivered on behalf of the Company. This Agreement constitutes, and each other Loan Document to which it is a party when executed and delivered will constitute, legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

           3.5 NO LEGAL BAR. The execution, delivery and performance of the Loan Documents to which the Company is a party, the borrowings hereunder and the use of the proceeds thereof, will not violate any Requirement of Law or any Contractual Obligation of the Company or of any of its Subsidiaries, and will not result in, or require, the creation or imposition of any Lien on any of its or their respective properties or revenues pursuant to any Requirement of Law or Contractual Obligation.

           3.6 NO MATERIAL LITIGATION. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Company, threatened by or against the Company or any of its Subsidiaries or against any of its or their respective properties or revenues (a) with respect to any of the Loan Documents or any of the transactions contemplated hereby, or (b) which could have a material adverse effect on the business, operations, property or financial or other condition of the Company and its Subsidiaries taken as a whole.

           3.7 NO DEFAULT. Neither the Company nor any of its Subsidiaries is in default under or with respect to any Contractual Obligation in any respect that if not corrected or remedied, would be reasonably likely to have a material adverse effect on the business, operations, property or financial or other condition of the Company and its Subsidiaries taken as a whole or which could materially adversely affect the ability of the Company or any Subsidiary to perform its obligations under the Loan Documents. No Default or Event of Default has occurred and is continuing.

           3.8 OWNERSHIP OF PROPERTY; LIENS. Each of the Company and its Subsidiaries has good record and marketable title in fee simple to or valid leasehold interests in all its real property, and good title to, or valid leasehold interests in, all its other property, and none of such property is subject to any Lien, except as permitted in subsection 6.3.

           3.9 NO BURDENSOME RESTRICTIONS. No Contractual Obligation of the Company or any of its Subsidiaries and no Requirement of Law materially adversely affects, or insofar as the Company may reasonably foresee, would be reasonably likely to so affect, the business, operations, property or financial or other condition of the Company and its Subsidiaries taken as a whole.

           3.10 TAXES. Each of the Company and its Subsidiaries has filed or caused to be filed all tax returns which to the knowledge of the Company are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than those the amount or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Company or its Subsidiaries, as the case may be); and no tax liens have been filed and, to the knowledge of the Company, no claims are being asserted with respect to any such taxes, fees or other charges.

           3.11 FEDERAL REGULATIONS. No part of the proceeds of the Term Loan hereunder will be used by the Company for purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect or for any purpose which violates, or which would be inconsistent with, the provisions of the Regulations of such Board of Governors. If requested by the Bank, the Company will furnish to the Bank a statement to the foregoing effect in conformity with the requirements of Federal Reserve Form U-1 referred to in said Regulation U.

           3.12 ERISA. No Reportable Event has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code. The present value of all benefits vested under each Single Employer Plan maintained by the Company or any Commonly Controlled Entity (based on those assumptions used to fund the Plans) did not, as of the last annual valuation date, exceed the value of the assets of such Plan allocable to such vested benefits. Neither the Company nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan. The liability to which the Company or any Commonly Controlled Entity would become subject under ERISA if the Company or any Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the most recent valuation date applicable thereto is not in excess of $25,000. Neither the Company nor any Commonly Controlled Entity has received notice that any Multiemployer Plan is in reorganization or insolvent nor, to the best knowledge of the Company, is any such reorganization or insolvency reasonably likely to occur. The present value (determined using actuarial and other assumptions which are reasonable in respect of the benefits provided and the employees participating) of the liability of the Company and each Commonly Controlled Entity for post retirement benefits to be provided to their current and former employees under Plans which are welfare benefit plans (as defined in Section 3(1) of ERISA) does not, in the aggregate, exceed the assets under all such Plans allocable to such benefits by an amount in excess of $25,000.

           3.13 INVESTMENT COMPANY ACT. The Company is not an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

           3.14 SUBSIDIARIES. The Company has no Subsidiaries or Affiliates except those set forth on Schedule 3.14 hereof.

           3.15 SECURITY AGREEMENT. The provisions of the Security Agreement are effective to create in favor of the Bank, a legal, valid and enforceable security interest in all right, title and interest of the Company in any and all of the collateral described therein. The Bank has a fully perfected security interest in all right, title and interest of the Company in such collateral superior in right to any Liens, existing or future, which the Company or any creditors of or purchasers from the Company, or any other Person, may have against such collateral or interests therein. The representations and warranties of the Company contained in the Security Agreement are true and correct.

           3.16 DISCLOSURE. No representation or warranty made by the Company in any Loan Document, or in any other document furnished by the Company or any of its Subsidiaries from time to time after the date hereof in connection therewith, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make the statements herein or therein not misleading.

           3.17 ENVIRONMENTAL MATTERS. Except as set forth on Schedule 3.17 hereto,

                      (a) none of the Real Property contains or has previously contained, any hazardous or toxic wastes or substances or underground storage tanks;

                      (b) the Real Property is in compliance with all applicable federal, state and local environmental standards and requirements affecting such Real Property, and there are no environmental conditions which could interfere with the continued use of the Real Property;

                      (c) the Company has not received any notices of violations or advisory action by regulatory agencies regarding environmental control matters or permit compliance;

                      (d) hazardous waste has not been  transferred  from any of the Real Property to any other location which is not in compliance with all applicable environmental laws, regulations or permit requirements; and

                      (e) with respect to the Real Property, there are no proceedings, governmental administrative actions or judicial proceedings pending or, to the best knowledge of the Company, contemplated under any federal, state or local law regulating the discharge of hazardous or toxic materials or substances into the environment, to which the Company is named as a party.

SECTION 4. CONDITIONS PRECEDENT

           4.1 CONDITIONS TO THE TERM LOAN. The obligation of the Bank to make the Term Loan is subject to the satisfaction, immediately prior to or concurrently with the making of such Loan of the following conditions precedent:

                      (a) LOAN DOCUMENTS. The Bank shall have received, in each case executed and delivered by a duly authorized officer of the Company (i) this Agreement and (ii) the Term Note, in each case conforming to the requirements hereof.

                      (b) BORROWING CERTIFICATE. The Bank shall have received the Borrowing Certificate, dated the Closing Date, with appropriate insertions and attachments, satisfactory in form and substance to the Bank and its counsel, executed by the President or any Vice President and the Secretary of the Company.

                      (c) GOOD STANDING CERTIFICATES. The Bank shall have received copies of certificates, dated as of a recent date, from the Secretary of State of New York and the Secretary of State of Delaware, evidencing the good standing of the Company in each such jurisdiction.

                      (d) FINANCIAL INFORMATION. The Bank shall have received a copy of each of the financial statements referred to in subsection 3.1.

                      (e) LITIGATION. No suit, action, investigation, inquiry or other proceeding (including, without limitation, the enactment or promulgation of a statute or rule) by or before any arbitrator or any Governmental Authority shall be pending and no preliminary or permanent injunction or order by a state or federal court shall have been entered (i) in connection with any Loan Document, or any of the transactions contemplated hereby or thereby or (ii) which, in any such case, in the reasonable judgment of the Bank, would have a material adverse effect on (A) the transactions contemplated by this Agreement, including, without limitation, the financings contemplated hereby; or (B) the business, operations, properties, condition (financial or otherwise) or prospects of the Company.

                      (f) NO VIOLATION. The consummation of the transactions contemplated hereby shall not contravene, violate or conflict with, nor involve the Bank in a violation of, any Requirement of Law.

                      (g) CONSENTS, LICENSES, APPROVALS, ETC. The Bank shall have received a certificate of a Responsible Officer of the Company either (i) attaching copies of all consents, licenses and approvals required in connection with the execution, delivery and performance by the Company and the validity and enforceability against the Company of the Loan Documents, and such consents, licenses and approvals shall be in full force and effect, or (ii) stating that no such consents, licenses or approvals are so required.

                      (h) FEES. The Bank shall have received the structuring fee set forth in subsection 2.6. The Bank will apply the $4000 commitment fee received by the Bank on March 11, 1996 towards the payment of the structuring fee.

                      (i) FILINGS,  REGISTRATIONS  AND RECORDINGS.  All filings, registrations and recordings requested by the Bank shall have been properly filed, registered or recorded. The Bank shall have received evidence reasonably satisfactory to it of each such filing, registration or recordation and satisfactory evidence of the payment of any necessary fee, tax or expense relating thereto.

                      (j) LIEN SEARCHES. The Bank shall have received the results of a recent search by a Person satisfactory to the Bank of the Uniform Commercial Code filings which may have been filed with respect to personal property of the Company and of tax and judgment liens which may be of record against the Company.

                      (k) INSURANCE. The Bank shall have received evidence satisfactory to it that the Company has obtained the insurance policies required by subsection 5.5 hereof which policies shall be in form, substance, amount, and with such carriers, as shall be satisfactory to the Bank.

                      (l) LEGAL OPINION. The Bank shall have received the executed legal opinion of counsel to the Company, substantially in the form of Exhibit C.

                      (m) ADDITIONAL MATTERS. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Agreement and the other Loan Documents shall be satisfactory in form and substance to the Bank, and the Bank shall have received such other documents, legal opinions and other opinions in respect of any aspect or consequence of the transactions contemplated hereby as it shall reasonably request.


           SECTION 5. AFFIRMATIVE COVENANTS

           The Company hereby agrees that, so long as the Term Loan Commitment remains in effect, the Term Note remains outstanding and unpaid, or any other amount is owing to the Bank hereunder, the Company shall and (except in the case of delivery of financial information, reports and notices) shall cause each of its Subsidiaries to:

           5.1 FINANCIAL STATEMENTS. Furnish to the Bank:

           (a) as soon as available, but in any event within 90 days after the end of each fiscal year of the Company, a copy of the consolidated balance sheet of the Company and its consolidated Subsidiaries as at the end of such year and the related consolidated statements of income and cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by independent certified public accountants of nationally recognized standing acceptable to the Bank; and

           (b) as soon as available, but in any event not later than 45 days after the end of each fiscal quarter of the Company, the unaudited consolidated balance sheet of the Company and its consolidated Subsidiaries as at the end of each such fiscal quarter and the related unaudited consolidated statements of income and cash flows of the Company and its consolidated Subsidiaries for such fiscal quarter, setting forth in each case in comparative form the figures for the previous fiscal quarter, certified by a Responsible Officer (subject to normal year-end audit adjustments).

           5.2 CERTIFICATES; OTHER INFORMATION. Furnish to the Bank:

                      (a) concurrently with the delivery of the financial statements referred to in subsections 5.1(a), a certificate of a Responsible Officer stating on behalf of the Company that, to the best of such officer's knowledge, the Company during such period has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement and in the other Loan Documents to be observed, performed or satisfied by it, and that such officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate;

                      (b) within 15 days after the end of each month, monthly schedules, in form and substance satisfactory to the Bank, current as of the close of business of the last Business Day of such month, of all accounts receivable of the Company, showing separately those which are more than 30, 60 and 90 days old;

                      (c) within five days after the same are sent, copies of all financial statements and reports which the Company sends to its stockholders, and within five days after the same are filed, copies of all financial statements and reports which the Company may make to, or file with, the Securities and Exchange Commission or any successor or analogous Governmental; and

                      (d)  promptly,   such   additional   financial  and  other
           information as the Bank may from time to time reasonably request.

           5.3 PAYMENT OF OBLIGATIONS. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its obligations of whatever nature, except when the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Company or its Subsidiaries, as the case may be.

           5.4 CONDUCT OF BUSINESS AND MAINTENANCE OF EXISTENCE. Continue to engage in business of the same general type as now conducted by it and preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business except as otherwise permitted pursuant to subsection 6.5; comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith would not, in the aggregate, be reasonably likely to have a material adverse effect on the business, operations, property or financial or other condition of the Company and its Subsidiaries taken as a whole.

           5.5 MAINTENANCE OF PROPERTY; INSURANCE. Keep all property useful and necessary in its business in good working order and condition except for wear and tear, sale, replacement and retirement in the ordinary course of business; maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks as are usually insured against in the same general area by companies engaged in the same or a similar business (but including in any event public liability, product liability (for the Triangle division only) and business interruption insurance; and furnish to the Bank (a) prior to the termination, expiration or cancellation of any of the foregoing policies, the policies of

                                       21


insurance to be issued in replacement thereof or (b) upon written request by the Bank, full information as to all insurance carried pursuant to the terms of this subsection 5.5, including certified copies of each such policy.

           5.6 INSPECTION OF PROPERTY; BOOKS AND RECORDS; DISCUSSIONS. Keep proper books and records in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities; and permit representatives of the Bank, upon one Business Day's notice (unless an Event of Default shall be continuing, in which case such notice shall not be required) to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired, and to discuss the business, operations, properties and financial and other condition of the Company and its Subsidiaries with officers and employees of the Company and its Subsidiaries and with its independent certified public accountants.

           5.7 NOTICES. Promptly give notice to the Bank:

                      (a) of the occurrence of any Default or Event of Default;

                      (b) of any (i) default or event of default under any Contractual Obligation of the Company or any of its Subsidiaries or
           (ii) litigation, investigation or proceeding which may exist at any time between the Company or any of its Subsidiaries and any Governmental Authority, which in either case, if not cured or if adversely determined, as the case may be, would be reasonably likely to have a material adverse effect on the business, operations, property or financial or other condition of the Company and its Subsidiaries taken as a whole;

                      (c) of any litigation or proceeding affecting the Company or any of its Subsidiaries in which the amount involved is $100,000 or more and is not covered by insurance or in which injunctive or similar relief is sought;

                      (d) of the following events, as soon as possible and in any event within 30 days after the Company knows or has reason to know thereof: (i) the occurrence or expected occurrence of any Reportable Event with respect to any Plan, or any withdrawal from, or the termination, reorganization or insolvency of any Multiemployer
           Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or the Company or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the terminating, reorganization or insolvency of, any Plan; and


                                       22

                      (e)  of  a  material   adverse  change  in  the  business,
           operations, property or financial or other condition of the Company and its Subsidiaries taken as a whole.

Each notice pursuant to this subsection shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Company proposes to take with respect thereto.

           5.8 HAZARDOUS MATERIAL. Indemnify the Bank against any liability, loss, cost, damage, or expense (including, without limitation, reasonable attorneys' fees) arising from (a) the imposition or recording of a lien by any local, state, or federal government or governmental agency or authority pursuant to any federal, state or local statute or regulation relating to hazardous or toxic wastes or substances or the removal thereof ("CLEANUP LAWS"); (b) claims of any private parties regarding violations of Cleanup Laws; and (c) costs and expenses (including, without limitation, reasonable attorneys' fees and fees incidental to the securing of repayment of such costs and expenses) incurred by the Company or the Bank in connection with the removal of any such lien or in connection with compliance by the Company or the Bank with any statute, regulation or order issued pursuant to any Cleanup Laws by any local, state or federal governmental agency or authority.


           SECTION 6. NEGATIVE COVENANTS.

           The Company hereby agrees that, so long as the Term Loan Commitment remains in effect, the Term Note, or any other amount is owing to the Bank hereunder, the Company shall not, and (except with respect to subsections 6.1 and 6.9) shall not permit any of its Subsidiaries to, directly or indirectly:

           6.1 FINANCIAL CONDITION COVENANTS.

                      (a) CURRENT RATIO. Permit the Current Ratio at any time to be less than 0.75: 1:00.

                      (b) CONSOLIDATED TANGIBLE NET WORTH. Permit Consolidated Tangible Net Worth at any time to be less than $6,000,000.

                      (c) CONSOLIDATED NET LOSS. On the last day of any fiscal quarter commencing with the fiscal quarter ending on June 30, 1996, permit any Consolidated Net Loss, for the period consisting of the four consecutive fiscal quarters ending on such date (the "TEST PERIOD") to exist, provided that, the Test Period for the quarter ending June 30, 1996 shall consist of the three quarters ending December 31, 1995, March 31, 1996 and June 30, 1996.

           6.2 LIMITATION ON INDEBTEDNESS. Create, incur, assume or suffer to exist any Indebtedness, except the following:

                      (a) Indebtedness in respect of the Term Loan, the Term Note and the other obligations of the Company under the Loan Documents;

                      (b) Indebtedness of the Company or any of its Subsidiaries incurred to purchase or to finance the purchase of fixed assets in an aggregate principal amount not exceeding as to the Company and its Subsidiaries $200,000 at any one time outstanding;

                      (c) Indebtedness of the Company or any of its Subsidiaries under Financing Leases in an aggregate principal amount not exceeding as to the Company and its Subsidiaries $500,000 at any one time outstanding;

                      (d) Indebtedness outstanding on the Closing Date and listed on Schedule 6.2;

                      (e) Approved Subordinated Debt; and

                      (f) Indebtedness to the Bank incurred under the Bank's secured line of credit as set forth in the Bank's letter to the Company dated March 11, 1996; provided that, for a period of at least 30 consecutive days during each fiscal year, the principal amount of such Indebtedness shall not exceed $500,000.

           6.3 LIMITATION ON LIENS. Create, incur, assume or suffer to exist any Lien upon any of its property, revenues, whether now owned or hereafter acquired, except for:

                      (a) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Company or its Subsidiaries, as the case may be, in conformity with GAAP;

                      (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's, or other like Liens arising in the ordinary course of business and not overdue for a period of more than 30 days or which are being contested in good faith by appropriate proceedings in a manner which will not adversely affect the interest of the Bank in any of the collateral subject to the Security Agreement;

                      (c)  pledges  or  deposits  in  connection  with  workers'
           compensation,   unemployment  insurance  and  other  social  security
           legislation;

                      (d)  deposits  to secure the  performance  of bids,  trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

                      (e) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Company or such Subsidiary;

                      (f) Liens in favor of the Bank created pursuant to the Security Agreement;

                      (g) Liens in  existence  on the Closing Date and listed on
           Schedule 6.2 securing Indebtedness permitted by subsection 6.2(d), provided that such Liens do not at any time encumber any property other than the property encumbered on the Closing Date and the amount of Indebtedness secured thereby is not increased;

                      (h) Liens securing Indebtedness of the Company and its Subsidiaries permitted by subsection 6.2(b) in respect of the deferred purchase price of fixed or capital assets, provided that (i) such Liens shall be created substantially simultaneously with the purchase of such fixed or capital assets, (ii) such Liens do not at any time encumber any property other than the property financed by such Indebtedness, and (iii) the amount of Indebtedness secured thereby is not increased; and

                      (i) Liens created in connection with Financing Leases permitted by subsection 6.2(c), provided that such Liens do not at any time encumber any property other than the property financed by such Financing Lease and the amount of such Financing Lease is not increased.

           6.4 LIMITATION ON CONTINGENT OBLIGATIONS. Create, incur, assume or suffer to exist any Contingent Obligation except each Contingent Obligation outstanding on the Closing Date and listed on Schedule 6.4 hereto and except for guarantees by the Company or any of its Subsidiaries of Indebtedness or other obligations of the Company or any such Subsidiary permitted hereunder.

           6.5 LIMITATIONS OF FUNDAMENTAL CHANGES. Enter into any transaction of acquisition or merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all of its property, business or assets, or make any material change in the present method of conducting business except:

                      (a) any Subsidiaries of the Company may be merged or consolidated with or into the Company (provided that the Company shall be the continuing or surviving corporation) or with or into any one or more wholly-owned Subsidiaries of the Company (provided that the wholly-owned Subsidiary shall be the continuing or surviving corporation);

                      (b) any wholly-owned Subsidiary may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Company or a wholly-owned Subsidiary of the Company; and (c) any wholly-owned Subsidiary may sell, lease, transfer or otherwise dispose of Triangle Corporation Assets, provided that the Company complies with the provisions of subsection 6.5(b).

           6.6 LIMITATION ON SALE OF ASSETS. Convey, sell, lease, assign, transfer or otherwise dispose of, any of its property, business or assets (including, without limitation, receivables and leasehold interests) whether now owned or hereafter acquired except:

                      (a) obsolete or worn out property disposed of in the ordinary course of business;

                      (b) the sale or other disposition of any property in the ordinary course of business, provided that (i) any item so sold or disposed of shall not have a fair market value at the time of such sale or disposition in excess of $25,000 and (ii) the aggregate fair market value of all assets so sold or disposed of in any fiscal year (or any shorter period commencing on the Closing Date) shall not exceed $100,000;

                      (c) the sale of inventory in the ordinary course of business;

                      (d) as permitted by subsection 6.5(b); and

                      (e) sales of Triangle Corporation Assets, provided that the Company complies with the provisions of subsection 2.4(b).

           6.7 LIMITATION ON DIVIDENDS. Declare any dividend (other than dividends payable solely in common stock of the Company) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of stock of the Company, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Company or any Subsidiary (any such payment, purchase, redemption, defeasance, retirement or other acquisition being a "RESTRICTED PAYMENT") except that (a) a Subsidiary of the Company may make Restricted Payments to the Company and (b) the Company may make Restricted Payments in each fiscal year in an amount not in excess of 50% of Consolidated Net Income for the fiscal year immediately preceding the year in which such Restricted Payment is made provided that, after giving effect to such Restricted Payment, no Event of Default or event which, with the giving of notice or lapse of time, or both, would constitute an Event of Default would exist.

           6.8 LIMITATION ON INVESTMENTS, LOANS AND ADVANCES. Make any advance, loan, extension of credit or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of, or make any other investment in, any Person, except: (i) extensions of trade credit in the ordinary course of business; (ii) investments in Cash Equivalents; (iii) investments in, and advances to the Affiliates, stockholders and employees set forth on Schedule 6.11(iii) hereto in an amount not to exceed $600,000 in the aggregate at the end of any fiscal quarter and fiscal year of the Company; (iv) investments in the joint ventures set forth on Schedule 6.11(iv) hereto not to exceed $150,000 at any one time outstanding, (v) investments in Subsidiaries in existence on the date hereof and set forth on Schedule 6.11(v) and additional investments in Subsidiaries not to exceed in the aggregate $500,000 and (vi) investments by any of the Company's Subsidiaries in the Company.

           6.9 TRANSACTIONS WITH AFFILIATES. Enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate unless such transactions are otherwise permitted under this Agreement, are in the ordinary course of the Company's or such Subsidiary's business and are upon fair and reasonable terms no less favorable to the Company or such Subsidiary, as the case may be, than it would obtain in a comparable arm's length transaction with a Person not an Affiliate.

           6.10 FISCAL YEAR. Permit the fiscal year of the Company to end on a day other than December 31.

           6.11 ENVIRONMENTAL USE. Permit any Real Property to (a) contain any hazardous or toxic wastes or substances or underground storage tanks which are used or stored in violation of any applicable federal, state and local environmental standards and requirements affecting such Real Property which may be in force from time to time, or (b) be utilized in such a manner as to create any environmental condition which could interfere with the continued use of any Real Property.

           SECTION 7. EVENTS OF DEFAULT

           Upon the occurrence of any of the following events:

                      (a) The Company shall fail to pay (i) any principal of the Term Note when due, or (ii) any interest on the Term Note or any other amount payable hereunder within five days after the due date for such payment, in accordance with the terms thereof or hereof; or

                      (b) Any  representation or warranty made or deemed made by the Company herein or in any other Loan Document or which is contained in any certificate, document or financial or other statement furnished at any time under or in connection with any Loan Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

                      (c) The Company shall default in the observance or performance of any agreement contained in subsection 2.4(b) or
           Section 6; or

                      (d) The Company shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document to which it is a party, and such default shall continue unremedied for a period of ten days after delivery by the Bank to the Company of written notice of such default; or

                      (e) The Company or any of its Subsidiaries shall (i) default in any payment of principal of or interest on any Indebtedness (other than the Term Note) or in the payment of any Contingent Obligation beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness or Contingent Obligation was created; or (ii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or Contingent Obligation or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Contingent Obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or such Contingent Obligation to become payable; or

                      (f) (i) The Company or any of its Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or the Company or any of its Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Company or any of its Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against the Company or any of its Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) the Company or any of its Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) the Company or any of its Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

                      (g) (i) Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Bank, likely to result in the termination of such Plan for purposes of Title IV of ERISA,
           (iv) any Single Employer Plan shall terminate under Section 4041(c) of ERISA, (v) the Company or any Commonly Controlled Entity shall, or in the reasonable opinion of the Bank is likely to, incur any liability in connection with a withdrawal from, or the insolvency or reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist, with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, would be reasonably likely to subject the Company or any of its Subsidiaries to any tax, penalty or other liabilities in the aggregate material in relation to the business, operations, property or financial or other condition of the Company and its Subsidiaries taken as a whole;

                      (h) One or more judgments or decrees shall be entered against the Company or any of its Subsidiaries involving in the aggregate a liability (not paid or fully covered by insurance) of $100,000 or more and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 30 days of the entry thereof;

                      (i) The Security Agreement shall cease, for any reason, to be in full force and effect or any party thereto shall so assert in writing, or the Security Agreement shall cease to be effective to grant a perfected Lien on the collateral described therein with the priority purported to be created thereby; or

                      (j) Any Person or affiliated group of Persons (other than the executive officers of the Company on the date hereof) acquires, beneficially or of record, more than 50% of the issued and outstanding common stock of the Company.

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) above with respect to the Company, automatically the Term Loan Commitment shall immediately terminate and the Term Loan hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the Term Note shall immediately become due and payable, and
(B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) the Bank may by notice to the Company declare the Term Loan Commitment to be terminated forthwith, whereupon the Term Loan Commitment shall immediately terminate; and (ii) the Bank may, by notice of default to the Company, declare the Term Loan hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the Term Note to be due and payable forthwith, whereupon the same shall immediately become due and payable. Except as expressly provided in this Section, presentment, demand, protest and all other similar notices are hereby expressly waived.


SECTION 8. MISCELLANEOUS

           8.1 AMENDMENTS AND WAIVERS. No Loan Document nor any terms thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing and signed by the Company and the Bank, provided that waivers requested by the Company under any Loan Document need not be signed by the Company.

           8.2 NOTICES. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telegraph or telex), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand or overnight courier, or seven days after being deposited in the mail, postage prepaid, or, in the case of telegraphic notice, when delivered to the telegraph company, or, in the case of telex notice, when sent, answerback received, addressed as follows in the case of the Company and the Bank or to such other address as may be hereafter notified by the respective parties hereto and any future holders of the Term Note:

           The Company:                   Audits & Surveys Worldwide, Inc.
                                          650 Avenue of the Americas
                                          New York, New York 10011
                                          Attention: Anthony Timiraos
                                                     Executive Vice President

           The Bank:                      Chemical Bank
                                          1375 Broadway
                                          New York, N.Y. 10018
                                          Attention: Maureen J. Morgan
                                                     Vice President

provided  that any  notice,  request or demand to or upon the Bank  pursuant  to
Section 2 shall not be effective until received.

           8.3 NO WAIVER; CUMULATIVE REMEDIES. No failure to exercise and no delay in exercising, on the part of any party, any right, remedy, power or privilege hereunder or under the other Loan Documents, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided or provided in the other Loan Documents are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

           8.4 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery of the Loan Documents.

           8.5 PAYMENT OF EXPENSES AND TAXES. The Company agrees (a) to pay or reimburse the Bank for all its out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement, the Term Note and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including, without limitation, the fees and disbursements of counsel to the Bank, (b) to pay or reimburse the Bank for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the Term Note, the other Loan Documents and any such other documents, including, without limitation, fees and disbursements of counsel to the Bank and (c) to pay, indemnify, and hold the Bank harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, and (d) to pay, indemnify, and hold the Bank harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents and any such other documents except to the extent the same are occasioned by the gross negligence or willful misconduct of the Bank (all the foregoing, collectively, the "INDEMNIFIED LIABILITIES"). The agreements in this subsection shall survive repayment of the Term Note and all other amounts payable hereunder and under the other Loan Documents.

           8.6 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the Company, the Bank, all future holders of the Term Note and their respective successors and assigns, except that the Company may not assign or transfer any of its rights under this Agreement without the prior written consent of the Bank. The Company acknowledges that the Bank may at any time sell, assign, transfer or grant participations in the Term Loan to other financial institutions (a "TRANSFEREE"). The Company agrees that each Transferee may exercise all rights of payment (including without limitation rights of set-off) with respect to the portion of such Term Loan held by it as fully as if such Transferee were the direct holder thereof. The Bank agrees to provide the Company with ten days prior notice of its intention to assign all of the Term Note.

           8.7 SET-OFF. In addition to any rights and remedies of the Bank provided by law, the Bank shall have the right, without prior notice to the Company, any such notice being expressly waived by the Company to the extent permitted by applicable law, upon the filing of a petition under any of the provisions of the federal bankruptcy act or amendments thereto, by or against; the making of an assignment for the benefit of creditors by; the application for the appointment, or the appointment, of any receiver of, or of any of the property of; the issuance of any execution against any of the property of; the issuance of a subpoena or order, in supplementary proceedings, against or with respect to any of the property of; or the issuance of a warrant of attachment against any of the property of; the Company, to set-off and apply against any indebtedness, whether matured or unmatured, of the Company to the Bank, any amount owing from the Bank to the Company, at or at any time after, the happening of any of the above mentioned events, and the aforesaid right of set-off may be exercised by the Bank against the Company or against any trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receiver or execution, judgment or attachment creditor of the Company, or against anyone else claiming through or against the Company or such trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receiver, or execution, judgment or attachment creditor, notwithstanding the fact that such right of set-off shall not have been exercised by the Bank prior to the making, filing or issuance, or service upon the Bank of, or of notice of, any such petition; assignment for the benefit of creditors; appointment or application for the appointment of a receiver; or issuance of execution, subpoena, order or warrant.


           IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered in New York, New York by their proper and duly authorized officers as of the day and year first above written.

                                             AUDITS & SURVEYS WORLDWIDE, INC.


                                             By: /s/ ANTHONY TIMIRAOS
                                                ------------------------
                                                Name:Anthony Timiraos
                                                Title: Secretary

                                                 /s/ Alan J. Ritter
                                                ------------------------
                                                 Senior Vice President

                                             CHEMICAL BANK


                                             By: /s/ MAUREEN MORGAN
                                                ------------------------
                                                Name:Maureen Morgan
                                                Title: Vice President

                      Rider to Grid Note dated June 5, 1996
                        Audits & Surveys, Worldwide, Inc.

The undersigned further promises to pay interest on the unpaid principal amount of each Advance from time to time outstanding (computed on the basis of a 360-day year) at (a) the Bank's Prime Rate or (b) the Bank's Adjusted LIBO Rate plus 2-1/2%, as selected by the undersigned by notice to the Bank (such notice, if telephonic, to be promptly confirmed in writing) given at least three Business Days prior to the requested borrowing date in the case of Advances bearing interest at the LIBO Rate (as defined below) or no later than 11:00 A.M. on the requested borrowing date in the case of Advances bearing interest at the Prime Rate (as defined below). The Bank's "Prime Rate" is the floating rate of interest announced at the Bank's principal office from time to time as its prime rate, and shall be adjusted on the date of each change thereof. The term "Adjusted LIBO Rate" means, for any period of one, two or three months ("Interest Period"), at the election of the undersigned, an interest rate per annum equal to the product of (a) the rate (rounded upwards, if necessary, to the next 1/16 of 1%) at which dollar deposits approximately equal in principal amount to such Loan and for the maturity equal to the applicable Interest Period are offered to the Bank's lending office at 10:00 A.M. New York City time two Business Days prior to the first day of such Interest Period in the interbank eurodollar market in which such lending office customarily deals for delivery on the first day of such Interest Period and (b) a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages, expressed as a decimal (including, without limitation, any marginal, special, emergency or supplemental reserves) from time to time in effect under Regulation D or as otherwise established by the Board of Governors of the Federal Reserve System and any other banking authority to which the Bank is subject, for Eurocurrency Liabilities (as defined in Regulation D). Any principal amount of, and to the extent permitted by law, interest on, any Advance that is not paid when due (whether at the stated maturity, by acceleration or otherwise) shall bear interest payable on demand for each day at a fluctuating rate per annum equal to 2% above the rate which would otherwise be applicable thereto until paid in full (as well after as before judgment). Interest on (a) any Advances bearing interest at the Adjusted LIBO Rate shall be payable on the last day of the Interest Period relating to such Advance and (b) on any Advance bearing interest at the Prime Rate, on the first day of each month, commencing July 1, 1996, and after the occurrence of any default, on demand. With respect to Advances bearing interest at the Adjusted LIBO Rate, the term "Business Day" means any day other than a Saturday,

Sunday or other day on which the Bank is authorized or required by law or regulation to close, and on which dealings in dollars are carried on in the interbank eurodollar market in which the Bank's lending office customarily deals.

                                                                       EXHIBIT A


                                    TERM NOTE

$2,610,000                                                          June 5, 1996

           FOR VALUE RECEIVED, the undersigned AUDITS & SURVEYS WORLDWIDE, INC., a Delaware corporation (the "COMPANY"), promises to pay to the order of CHEMICAL BANK (the "BANK"), at the office of the Bank located at 1375 Broadway, New York, New York 10018, in lawful money of the United States of America and in immediately available funds, the principal amount of TWO MILLION SIX HUNDRED TEN THOUSAND DOLLARS ($2,610,000), which sum shall be due and payable in twenty consecutive installments of principal, each in the amount of $130,500, payable on the last day of each March, June, September and December, commencing on June 30, 1996. The holder of this Note is authorized to record the date and amount of each payment or prepayment of the principal hereof and each Interest Period (as defined in the Agreement hereinafter referred to) and interest rate with respect hereto on the schedule annexed hereto and made a part hereof and any such recordation shall constitute PRIMA FACIE evidence of the information so recorded.

           The Company further agrees to pay interest in like money at such office to the order of the Bank on each Interest Payment Date (as defined in the Agreement) for the period from the date hereof until maturity on the unpaid principal amount hereof from time to time outstanding at the Prime Rate plus 1/2 of 1% or the Adjusted LIBO Rate plus 3% (as each such term is defined in the Agreement hereinafter referred to); provided that any principal amount of, and to the extent permitted by law, interest on, this Note that is not paid when due (whether at stated maturity, by acceleration or otherwise) shall bear interest payable on demand for each day at a fluctuating rate per annum equal to 2% above the rate which would otherwise be applicable hereto until paid in full (as well after as before judgment).

           Each payment on this Note shall be applied first to the payment of accrued interest hereon and then to the payment of principal.

           This Note is the Term Note referred to in the Term Loan Agreement, dated as of June 5, 1996, between the Company and the Bank, (as the same may from time to time be amended, modified or supplemented, the "AGREEMENT"; terms defined therein being used herein as so defined), and is entitled to the benefits thereof and is subject to optional and mandatory prepayment in whole or in part as provided therein.

           Upon the occurrence of any one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided therein.

           This Note shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

                                    AUDITS & SURVEYS WORLDWIDE, INC.


                                    By:
                                       ------------------------
                                       Name:
                                       Title:

                                                  Schedule to
                                                   Term Note
                                                   ---------

                      PAYMENTS OF PRINCIPAL; INTEREST RATES
                      -------------------------------------

Date            Interest         Amount of         Unpaid            Notation
               Period and        Principal       Principal           Made By
                 Rate             Repaid          Balance

- --------       ----------        ---------       ---------           -----------

- --------       ----------        ---------       ---------           -----------

- --------       ----------        ---------       ---------           -----------

- --------       ----------        ---------       ---------           -----------

- --------       ----------        ---------       ---------           -----------

- --------       ----------        ---------       ---------           -----------

- --------       ----------        ---------       ---------           -----------

- --------       ----------        ---------       ---------           -----------

- --------       ----------        ---------       ---------           -----------

- --------       ----------        ---------       ---------           -----------

- --------       ----------        ---------       ---------           -----------

- --------       ----------        ---------       ---------           -----------

- --------       ----------        ---------       ---------           -----------

- --------       ----------        ---------       ---------           -----------

- --------       ----------        ---------       ---------           -----------

- --------       ----------        ---------       ---------           -----------

- --------       ----------        ---------       ---------           -----------

- --------       ----------        ---------       ---------           -----------

- --------       ----------        ---------       ---------           -----------

- --------       ----------        ---------       ---------           -----------

- --------       ----------        ---------       ---------           -----------

- --------       ----------        ---------       ---------           -----------

- --------       ----------        ---------       ---------           -----------

- --------       ----------        ---------       ---------           -----------

- --------       ----------        ---------       ---------           -----------

                                                                       EXHIBIT B
                              BORROWING CERTIFICATE


           Pursuant to Section 4.1(b) of the Term Loan Agreement, dated as of June 5, 1996 (the "AGREEMENT"; the terms defined therein being used herein as therein defined) between AUDITS & SURVEYS WORLDWIDE, INC. (the "COMPANY") and CHEMICAL BANK (the "BANK"), the undersigned duly authorized officer of the Company hereby certifies as follows:

                      1. The  representations  and warranties of the Company set forth in the Agreement and the other Loan Documents, or which are contained in any certificate, document or financial or other statement furnished pursuant to or in connection with any of the foregoing, are true and correct on and as of the date hereof with the same effect as if made on the date hereof.

                      2. Immediately prior to and immediately after the making of the Term Loan, no Default or Event of Default will have occurred and be continuing under the Agreement.

                      3. is, and at all times since the date of the adoption of the resolutions described below, has been the duly elected and qualified Secretary of the Company, and the signature set forth on the signature line below is such officer's true and genuine signature.

and the undersigned Secretary of the Company hereby certifies as follows:

                      4. There are no liquidation or dissolution proceedings pending or, to my knowledge, threatened against the Company, nor has any other event occurred affecting or threatening the corporate existence of the Company.

                      5. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

                      6. Attached hereto as Exhibit A is a true and complete copy of resolutions duly adopted by the Board of Directors of the Company at a meeting thereof duly called and held on 1996, at which meeting a quorum was present and acting throughout; such resolutions have not in any way been rescinded or modified and have been in full force and effect since their adoption to and including the date hereof and are now in full force and effect; such resolutions are the only corporate proceedings of the Company now in force relating to or affecting the matters referred to therein.

                      7. Attached hereto as Exhibit B is a true and complete copy of the By-Laws of the Company and all amendments thereto, as in effect on the date of the adoption of the resolutions described above and at all subsequent times to and including the date hereof.

                      8. Attached hereto as Exhibit C is a true and complete copy of the Certificate of Incorporation of the Company and all amendments thereto, as in effect on the date of the adoption of the resolutions described above and at all subsequent times to and including the date hereof.

                      9. The following persons are now duly elected and qualified officers of the Company, holding the offices indicated next to their respective names below, and such officers have held such offices with the Company at all times since the date of the adoption of the resolutions described above and at all subsequent times to and including the date hereof, and the signatures appearing opposite their respective names below are the true and genuine signatures of such officers, and each of such officers is duly authorized to execute and deliver on behalf of the Company, the Agreement, the Notes to be issued pursuant thereto and the other Loan Documents to which the Company is a party:

           NAME           OFFICE                                SIGNATURE

                          President                         --------------------

                          Chief Executive Officer           --------------------

                          Executive Vice President-         --------------------
                          Marketing

                          Executive Vice President-         --------------------
                          Operations

                          Executive Vice President-         --------------------
                          Finance

                          Senior Vice President-            --------------------
                          Corporate Controller

                          Secretary                         --------------------

           IN WITNESS WHEREOF, each of the undersigned has hereunto set his/her name as of the Closing Date.

AUDITS & SURVEYS WORLDWIDE, INC.


- --------------------
Name:
Title:


- --------------------
Name:
Secretary


Dated: [the Closing Date]

                                                                       EXHIBIT C

                         [ Form of Opinion of Counsel ]



[CLOSING DATE]



Chemical Bank
1375 Broadway
New York, New York 10018

Dear Sirs:

We have acted as counsel for Audits & Surveys Worldwide, Inc., a Delaware corporation (the "COMPANY") in connection with the Term Loan Agreement, dated as of June 5, 1996 (the "TERM LOAN AGREEMENT"), between the Company and Chemical Bank (the "BANK") and the other Loan Documents (as defined in the Term Loan Agreement) executed and delivered by the Company in connection therewith. Capitalized terms used herein which are defined in a Loan Document shall have the respective meanings set forth in such Loan Document, unless otherwise defined herein.

This opinion is delivered to you pursuant to subsection 4.1 of the Term Loan Agreement.

In connection with this opinion, we have examined executed copies of the Term Loan Agreement and the other Loan Documents and such corporate documents and records of the Company and other documents and agreements of the Company as we have deemed necessary or appropriate for the purposes of this opinion. In such examination, we have assumed (except with respect to the Company) the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed or photostatic copies. Further, we have assumed that the Term Loan Agreement is binding on the Bank.

Based upon the foregoing, and subject to the qualifications stated herein, we are of the opinion that:

           1. The Company is (a) a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, (b) has the requisite corporate power, authority and legal right to own, lease and operate its properties and other assets and to transact the business in which it is currently engaged, and (c) the Company is qualified as a foreign corporation and subsisting in New York.

           2. The Company has the corporate power, authority and the legal right
(i) to make, deliver and perform the Loan Documents, and to borrow under the Term Loan Agreement, and (ii) to effect the transactions contemplated by the Loan Documents. The Company has taken all necessary corporate action to authorize the borrowings on the terms and conditions of the Term Loan Agreement and the Term Note, to authorize the execution, delivery and performance of the Term Loan Agreement and the other Loan Documents, and to authorize the grant of the liens and security interests pursuant to the Security Agreement. The Term Loan Agreement, the Security Agreement and the Term Note have been duly executed and delivered on behalf of the Company and constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

           3. The execution, delivery and performance by the Company of the Loan Documents will not violate any Requirement of Law or, to the best of our knowledge after due inquiry, any Contractual Obligation of the Company, and will not result in, or require, the creation or imposition of any Lien on any of the properties or revenues of the Company pursuant to any Requirement of Law or any such Contractual Obligation, other than the Liens created pursuant to the Security Agreement.

           4. To the best of our knowledge after due inquiry, there is no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority which is pending or threatened by or against the Company or against any of its properties or revenues which, if adversely determined, would have a material adverse effect on the business, operations, property or financial or other condition of the Company.

           5.  The  Company  is  not  an  "investment   company"  or  a  company
"controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

           6. No authorization, consent or approval of, or registration or filing with, or any action of, any Governmental Authority is required in connection with the execution or delivery by the Company of any Loan Document and the consummation of the transactions contemplated thereby.

           We are qualified to practice law in the State of New York and do not purport to be experts on, or to express any opinion herein concerning, any law other than the laws of the State of New York, the corporation laws of the State of Delaware and the Federal laws of the United States.


Very truly yours,